Exhibit 10.3

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”), dated as of September 30, 2025 (the “Effective Date”), is entered into by and between Alternus Energy Americas Inc., Alt Alliance LLC (“ALT”) and Hover Energy LLC (“Hover”). Each party may be referred to as a “Party”, and together constitute the “Parties.” Terms not otherwise defined herein shall have the same definitions as defined in the Strategic Alliance Agreement by and among the Parties dated October 31, 2023.

RECITALS

WHEREAS, on October 31, 2023, the Parties entered into a Strategic Alliance Agreement (the “SAA”), pursuant to which Hover provided certain services to ALT;

WHEREAS, as a result of the Parties entering into a joint venture, the Parties desire to terminate the SAA, and settle all rights, obligations and payments that may be owed by one Party to another Party under the SAA, subject and pursuant to the terms and conditions described in this Agreement;

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, it is agreed by and between the Parties that this matter shall be settled upon the following terms and conditions:

TERMS

1. Incorporation of Recitals. The Parties acknowledge the foregoing Recitals in this Agreement are true and correct, are contractual in nature, and are hereby incorporated by reference into and made part of this Agreement.

2. Settlement.

a. The Parties hereby agree to terminate the SAA, together with all future rights, obligations and responsibilities thereunder.

b. ALT agrees to pay, and Hover agrees to accept as full and final settlement of the payment obligations under the SAA, the total sum of Five Million One Hundred Fifty Thousand Dollars ($5,150,000) (the “Total Amount”).

(i) $1,150,000 of the Total Amount shall be paid through the issuance of 1,150 shares of Series B Convertible Preferred Stock of ALCE on or about the Effective Date. Of the remaining $4,000,000, $1,700,000 shall be paid in cash through a SEC 3(a)10 process with Southern Point Capital Corporation, and the remaining $2,300,000 shall be payable in cash by ALCE at times and in amounts mutually agreed by the Parties in writing from time to time (each a “Payment”).

(ii) Payment Instructions. The Payments shall be made via electronic wire in accordance with instructions provided by Hover.

(iii) Default. Default is defined as payment not received by 5:00 p.m. within ten (10) business days of the date a Payment is due. Upon Default, the remaining Payment amount outstanding shall once again fall due immediately, irrevocably and unconditionally and shall accrue interest thereafter at a rate of eight percent (8%) per annum.

3. Parties Representations and Warranties. This Agreement has been duly and validly authorized, executed and delivered on behalf of each Party and shall constitute the legal, valid and binding obligation of each Party enforceable against each Party in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by each Party of this Agreement and the consummation by each Party of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of any Party or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which any Party is a party or by which it is bound.

4. Release.

Each Party hereby releases, waives, acquits and forever discharges the other Party, and each of their and its current or former officers, directors, employees, agents, affiliates, predecessors, successors, assigns, subsidiaries and all persons acting through or with them (the “Releasees”) from any and all accounts, actions, agreements, bonds, bills, causes of action, claims, contracts, controversies, costs, covenants, damages, disputes, debts, executions, judgments, lawsuits, liabilities, obligations, promises, reckoning, security agreements, specialties, suits, sums of money, trespasses, variances of whatever kind, nature, character or description, including without limitation, claims for monies, damages, costs, expenses, losses and attorneys’, accountants, and experts’ fees and expenses, whether known or unknown, anticipated or unanticipated, suspected or unsuspected, which one Party may have or may hereafter have claim to have related to the SAA, against the Releasees.

5. Authority. The Parties represent and warrant that they possess full authority to enter into this Agreement and to lawfully and effectively release the opposing Party as set forth herein, free of any rights of settlement, approval, subrogation, or other condition or impediment. This undertaking includes specifically, without limitation, the representation and warranty that no third party has now acquired or will acquire rights to present or pursue any claims arising from or based upon the claims that have been released herein.

6. Confidentiality. The Parties agree to keep the terms of this Agreement confidential, except as disclosure may be required to enforce the terms of this Agreement or to comply with a lawful subpoena and/or by a governmental taxing authority. The Parties may also share information concerning the terms of this Agreement with their attorneys and tax advisors as necessary for purposes of obtaining legal or tax advice.

7. Waiver or Modification. No modification, amendment or waiver of any of the provisions contained in this Agreement, or any representation, promise or condition in connection with the subject matter of this Agreement shall be binding upon any Party hereto unless made in writing and signed by such Party or by a duly authorized officer or agent of such Party.

8. Predecessors, Successors, and Assigns. All persons or business entities granting releases hereby include any assignee, predecessor in interest, or successor in interest of the respective grantor. All persons or business entities released hereby include any predecessor in liability or successor in liability for the released liability.

9. Governing Law. This Agreement, the performance of this Agreement and any and all matters arising directly or indirectly herefrom or therefrom, including the legal relations among the Parties, shall be governed by, and construed and enforced in accordance with, the laws of New York, without regard to its conflict of laws rules.

10. Complete Agreement. This Agreement constitutes and contains the entire agreement and understanding between the Parties concerning the subject matter of this Agreement and supersedes all prior negotiations, agreements or understanding between the Parties concerning any of the provisions of this Agreement. This Agreement shall be construed without regard to any presumptions against the Parties causing the same to be prepared.

11. Miscellaneous. In the event of the litigation alleging breach of this Agreement, the prevailing party shall be entitled to its costs and reasonable attorneys' fees. If any portion of this Agreement is found to be unenforceable, the Parties desire that all other portions that can be separated from it, or appropriately limited in scope, shall remain fully valid and enforceable. This Agreement may be executed in counterpart copies which taken together shall constitute one and the same agreement even though no one copy bears the Parties' signatures.

12. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument, provided that each Party receives a signed counterpart of the other Party. An executed counterpart copy delivered by facsimile or otherwise electronically transmitted (such as via e-mail in PDF format) shall be deemed an original and have the same force and effect as an original signature. This Agreement shall not be binding unless executed by and delivered to the Parties.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates written below.

Alt Alliance LLC

/s/ Vincent Browne
By: Vincent Browne, CEO

Hover Energy LLC

/s/ Chris Griffin
By: Chris Griffin, CEO

Alternus Energy Americas Inc.

/s/ Vincent Browne
By: Vincent Browne, CEO

4